                                                                    EXHIBIT 10.1

                      EXCLUSIVE DISTRIBUTORSHIP AGREEMENT

                                      FOR

                     NOUVEAU INTERNATIONAL VENDING SYSTEMS

                                    BETWEEN

                      NOUVEAU INTERNATIONAL, INCORPORATED

                                       &

                               TABLE OF CONTENTS

 1.  APPOINTMENT AS EXCLUSIVE DISTRIBUTOR..............................................    1
 2.  TERM..............................................................................    1
 3.  SALES AND MARKETING...............................................................    1
          (a)  Sales and Delivery of Machines to Distributor...........................    1
          (b)  Sales Terms.............................................................    1
          (c)  Sales Literature........................................................    2
          (d)  Sales by Distributor and Reports........................................    2
          (e)  Minimum Purchases by Distributor........................................    2
          (f)  Parts and Service.......................................................    2
          (g)  Alterations to Machines.................................................    2
          (h)  Sales to Distributor Outside the Territory..............................    2
          (i)   Protection of Distributor's Exclusivity................................    2
          (j)   Confidential Information...............................................    2
          (k)  Safety..................................................................    3
 4.  DEPOSIT...........................................................................    3
 5.  PRODUCT WARRANTIES................................................................    3
 6.  TRADEMARK AND SERVICE MARK LICENSES...............................................    3
 7.  SUPPLIES OF FOOD PRODUCT..........................................................    3
 8.  PRIORITIES........................................................................    4
 9.  THIS AGREEMENT PREVAILS...........................................................    4
10.  TERMINATION.......................................................................    4
          (a)  Termination.............................................................    4
          (b)  Cause for Termination...................................................    4
11.  MISCELLANEOUS.....................................................................    4
          (a)  Independent Contractor..................................................    4
          (b)  Force Majeure...........................................................    4
          (c)  Waiver..................................................................    5
          (d)  Limitation of Liability.................................................    5
          (e)  Notice..................................................................    5
          (f)  Governing Law...........................................................    5
          (g)  No Assignment...........................................................    5
          (h)  Binding Effect..........................................................    5
          (i)   Counterparts...........................................................    5
          (j)   Severability...........................................................    5
          (k)  Arbitration.............................................................    5
The Signing............................................................................    6
Exhibit Section
          Exhibit 1....................................................................    1
          Exhibit 2....................................................................    2
          Exhibit 3....................................................................    3
          Exhibit 4....................................................................    4
          Exhibit 5....................................................................    5
          Exhibit 6....................................................................    6
          Exhibit 7....................................................................    7
          Exhibit 8....................................................................    8
          Exhibit 9....................................................................    9
          Exhibit 10...................................................................   10
          Exhibit 11...................................................................   11

                           DISTRIBUTORSHIP AGREEMENT

     THIS DISTRIBUTORSHIP AGREEMENT, dated               1996 is between NOUVEAU
INTERNATIONAL, INCORPORATED or. ("Nouveau International"), a Delaware corporation having its principal place of business at 212 Phillips Road, Exton,
Pennsylvania, U.S.A., and                     a            corporation having
its principal place of business at                                             .

     WHEREAS, Nouveau International manufactures and offers a series of unique vending machines ("the Pizza Chef(R), Sandwich ChefTM Nouveau ChefTM Vending Machines") under various trademark names (the "Machine Trademark") and sold and serviced said Vending Machines through out the world, and the Distributor is in the business of marketing, selling and distributing vending machines and food products and wishes to distribute Nouveau's product lines in the Territory.

     WHEREAS, Nouveau Foods produces specially formulated Food Product preparation, sold under the trademark "Pizza Chef(R) Food Products", (the "Pizza Trademark", the Machine Trademark and the Food Products Trademark are collectively referred to herein as the ("TRADEMARKS") and other food products such as ready to eat sandwiches, together with a packing system which allows Nouveau Foods prebaked products to be quick frozen, stored in a Nouveau International Vending Machine in a deep frozen state and then rapidly reheated in an intense directional microwave environment without adversely affecting the taste or consistency of the food product which Nouveau Foods will make available to the Distributor on the terms provided herein;

     NOW THEREFORE, the parties agree as follows

1.   APPOINTMENT AS EXCLUSIVE DISTRIBUTOR:

     Nouveau hereby appoints the Distributor as their exclusive distributor of Nouveau's product line as described in EXHIBIT 1 ("Machine Descriptions") and any improvement, modification or change made thereto (hereinafter collectively referred to as the "Machines") and Nouveau Foods products, including Products as described in EXHIBIT 2 ("Food Descriptions") and any improvement, modification or change made thereto(hereinafter collectively referred to as the "Food Products" in the geographic area specified in EXHIBIT 3 (the "Territory"), such appointment is exclusive in that Nouveau shall not during the term hereof (i) engage in, directly or indirectly, selling, marketing or otherwise distributing the Machines or the Food Products in the Territory, (ii) appoint any other distributor for the Machines or the Food Products as in the Territory so long as the Distributor continues to acquire those minimum purchases as provided in 3.e. hereof. During such term the Distributor will use its best efforts to promote, market, distribute, lease and service the Machines and the Food Products in the Territory.

2.   TERM:

     The initial term of this Agreement is (5) five years. Unless either party shall have given contrary written notice to the other at least 90 days before the expiration of the initial or any extended term, such term will be extended automatically for an additional period of one year.

3.   SALES AND MARKETING:

     (A) SALES AND DELIVERY OF MACHINES TO DISTRIBUTOR. Nouveau International will deliver to the Distributor such reasonable quantities of the Machines as specified in 3.e. or as the Distributor may order from time to time during the term hereof. Each Machine will be accompanied by such machine limited warranty, service manual and operational manual as described in EXHIBIT 4. Each Machine will be so packaged as to resist damage in accordance with the Packaging Description as described in EXHIBIT 5.

     (B) SALES TERMS. Subject to the provisions hereof, all sales to the Distributor will be made on the terms of sale set forth on EXHIBIT 6 attached hereto (the "Sales Terms"). Subject to Section 4 hereof, full payment after any deposits will made by irrevocable letter of credit. Said Letter of Credit will be in the amount and percentages of payment as shown in EXHIBIT 11 ("Generic ILOC").

     (C) SALES LITERATURE. Nouveau will provide the Distributor with sales literature as described in EXHIBIT 7 in reasonable quantities in the English language and in the event that other languages are required Nouveau will provide its artwork for use. The Distributor will not use, publish or distribute any sales literature or advertising or promotional material relating to the Machines or Food Products without the prior written consent of Nouveau International.

     (D) SALES BY DISTRIBUTOR AND REPORTS. The Distributor will use its best efforts to promote, market, sell lease and service the Machines in the Territory. The Distributor will make a quarterly report to Nouveau International on the number of the Machines and Food Product procured during the previous quarter and will give an estimated requirement forecast for the pending quarter similar to that provided in EXHIBIT 9 (Distributor Forecast).

     (E) MINIMUM PURCHASES BY DISTRIBUTOR. The Distributor will purchase a minimum number Series 200, Series 100 and Series 80 Model Machines per year during each of the first five years of the term hereof per EXHIBIT 8 ("Schedule"). For the subsequent years the Distributor will submit an annual purchase projection report to Nouveau International one year prior to the commencement of each year. The schedule and annual purchase projections shall be subject to renegotiation in good faith by the parties if and when any of the following occurs:

     1. The Machines and/or Food Products have become locally produced in the Territory.

     2. Any party other than Nouveau sells, leases or otherwise distributes the Machines or the Food Products in the Territory;

     3. If any problems with the machines exist (other then regular repair or maintenance) which prevents the efficient and continuous operation thereof; or

     4. Nouveau defaults or does not otherwise satisfy its obligations hereunder.

     (F) PARTS AND SERVICE. The Distributor will maintain sufficient staff and facilities to provide reasonable service to customers and owners of the Machines in the Territory, including assisting such purchasers and owners to identify and obtain warranty service in accordance with Nouveau International's warranty per
EXHIBIT 4 (Warranty") for terms and procedures. Nouveau agrees at it's expense to (I) provide the Distributor's personnel with reasonable training to perform the services described above, and shall otherwise provide the Distributor with such information and technical assistance reasonable requested by the Distributor during the term of this Agreement, and (II) deliver from time to time sufficient quantities of components, spare parts and tools reasonably necessary for the Distributor to provide prompt and regular repair, maintenance and warranty service to the Machines. The Distributor will use only authorized replacement parts acquired from Nouveau for the Machines. Any use of unauthorized parts by the Distributor may result in cancellation of this Agreement and termination of Nouveau International's warranty.

     (G) ALTERATIONS TO MACHINES. The Distributor will not alter, modify or otherwise change any Machine without the prior written approval of Nouveau International. Any attempt to do so could result in cancellation of this agreement or machine warranties.

     (H) SALES TO DISTRIBUTOR OUTSIDE THE TERRITORY. If the Distributor sells any Machines to a customer located outside the Territory, the Distributor may be required to pay to Nouveau International or another Nouveau International's distributor or licensee in such territory, a reasonable servicing fee to reflect the cost of servicing such purchaser's equipment which may be borne by Nouveau International or such other distributor/licensee. Nouveau International warranty (set forth herein or in any other applicable document) will not apply to any Machine sold by the Distributor to a customer located outside of the Territory unless otherwise agreed in writing by Nouveau International.

     (I) PROTECTION OF DISTRIBUTOR'S EXCLUSIVITY. Each of Nouveau Intentional and Nouveau Foods represents and warrants that it will not intentionally sell or cause to be sold the Machines and/or the Food Products by any party other than through the Distributor.

     (J) CONFIDENTIAL INFORMATION. The Distributor will receive and hold in confidence all Confidential Information (hereinafter defined) and will return all copies thereof to Nouveau upon the termination or expiration of this Agreement. "Confidential Information" means all data, drawings and other information, whether or not in written form, or in models relating to the Machines, the Food Products or any other products sold or supplied to the Distributor pursuant hereto or in connection herewith, or the marketing thereof, which may be acquired by the Distributor from Nouveau during the term hereof, other than information which has been made available to the public generally otherwise than in violation of this Agreement or applicable law. Nor will the Distributor reveal or disclose any data, information or secretes learned by it through its visits to Nouveau manufacturing facilities and offices.

     (K) SAFETY. Nouveau acknowledges that certain safety issues may arise in connection with the operation of the Machines in the Territory. Nouveau agrees that should the design of the Machine pose a safety hazard it will at its expense make reasonable changes requested by the Distributor or the local authorities which are necessary for safe and efficient operation of the Machines in the Territory. In such event, Nouveau shall make such changes to the Machines to be delivered thereafter, and, if possible, make such changes to the Machines delivered previously. In the event that changes are required by local authorities which are unique to the Territory, such as local warning seals, Nouveau agrees to make said changes and the Distributor agrees to pay for any additional cost on a per machine basis incurred by Nouveau.

4.   DEPOSIT:

     The Distributor will provide Nouveau with a 25% deposit against orders for products on an order by order basis and will deposit said down payment in the bank account designated by Nouveau, such deposit will be credited against the balance owed for the Machines and Food Products the Distributor will purchase from Nouveau.

5.   PRODUCT WARRANTIES:

     Nouveau International and Nouveau Foods, respectively, warrants that the Machines and Food Products will duly meet all necessary test, inspections, authorizations, approvals and other requirements under International and local relevant regulations.

     Nouveau International and Nouveau Foods, respectively, will further extend to the Distributor and, except as otherwise provided herein, to any person who purchases or leases the Machines or Food Products from the Distributor the warranties set forth in the Warranty and Sales Terms. Neither Nouveau International nor Nouveau Foods will have any responsibility and the Distributor will indemnify and save it harmless from and against any liability, to any person for any warranty or other undertaking, express or implied, made by the Distributor beyond the terms set forth in the Warranty and the Sales Terms. The Distributor shall be responsible to provide service to any person who purchases the Machines and Food Products from the Distributor in effecting the Warranty pursuant to 8 of the Sales Terms.

6.   TRADEMARK AND SERVICE MARK LICENSES

     (A) TRADEMARK AND SERVICE MARK LICENSES. Nouveau's trademark and service mark identifies Nouveau's system for quick preparation of deep frozen specially formulated Food Products, including the vending machine in which such Food Products are stored and prepared and the specially formulated food products;. Nouveau hereby authorized the Distributor and each purchaser or lessor for the Distributor of a Machine to exclusively Territory use and display the "Food Products" trademarks and service marks on such vending machine and in literature relating thereto so long as, Food Products supplied by Nouveau Foods are prepared and vended by such machine. It shall be a condition of such trademark and service mark license that, if any food product other than an authorized Food Products vended by such machine, the operator thereof will remove therefrom Nouveau's trademark and service mark and will not use thereon in connection therewith any similar name or mark.

7.   SUPPLIES OF FOOD PRODUCTS:

     (A) SUPPLIES OF FOOD PRODUCTS. During the term hereof the Distributor will purchase from Nouveau Foods and Nouveau Foods will sell, such reasonable supply of food products, for delivery within the territory as the Distributor may order from time to time. Nouveau Foods warrants that food products will be manufactured at its government approved sanitary plant(s) with severe quality control and production date control procedures. If Nouveau Foods changes any of the material, production process, place of production, etc., it will notify in advance of such change to the Distributor. Subject to the provisions hereof, sales of Food Products will be made at Nouveau Foods' prices per EXHIBIT 10 (Prices) and on the terms set forth in the Sales Terms.

8.   PRIORITIES:

     If either Nouveau International or Nouveau Foods has invented a new machine or new food during the term hereof (as opposed to an improvement, modification or change to the Machines or the Food Products, it will give the Distributor the first rights of refusal to exclusively purchase it in the Territory. Under this or yet to be negotiated agreement.

9.   THIS AGREEMENT PREVAILS:

     If there is a discrepancy or contradiction between this Agreement and the Sales Terms, provisions of this Agreement will prevail.

10. TERMINATION:

     (A) TERMINATION. Each party may terminate this Agreement at any time for cause (defined in paragraph (b) of this Section. If this Agreement shall be terminated, or shall expire at the end of the initial or any extended term, by reason of Nouveau's election, Nouveau may purchase from the Distributor, in which case the Distributor will make available to Nouveau, all of the Distributor's inventory of Machines and Food Products at the price paid by the Distributor therefor less the freight charges and restocking charges, provided that Nouveau may, but need not, purchase any of such inventory acquired by the Distributor more than 45 days prior to notice of such intended termination.

     (B) CAUSE FOR TERMINATION. Each of the following events will be cause for early termination of this Agreement by the other party or parties:

     (i) any party fails to perform any of its material obligations hereunder and such failure continues for 30 days after written notice of such default;

     (ii) the Distributor fails to pay any amount due to Nouveau International or Nouveau Foods when due, and failure continues for a period of 15 days after written notice thereof;

     (iii) any party commences a case under an applicable bankruptcy code or otherwise seeks to take advantage of any insolvency or other similar law for relief from debts, or commences any proceeding for the liquidation;

     (iv) any involuntary proceeding shall be commenced against any party under an applicable bankruptcy code or any other insolvency or similar law, or any receiver, trustee, conservator or custodian of such party or any of its assets shall be appointed, and such proceedings shall not be dismissed, or such appointment shall not be rescinded, within 30 days thereafter;

     (v) any party sells or agrees to sell any substantial part of its assets or business, or there is a substantial change or an agreement to substantially change its control or ownership, whether by sale of shares of stock, issuance of additional shares, merger, consolidation, reincorporation or their proceeding (whether voluntary or by operation of law);

     (vi) any party admits in writing its inability to pay its debts generally as they become due or makes an assignment to or for the benefit of its creditors.

11. MISCELLANEOUS:

     (A) INDEPENDENT CONTRACTOR. This agreement does not, and shall not be construed to, create an employer-employee relationship, agency, joint venture or partnership between Nouveau and the Distributor. Neither the Distributor nor Nouveau shall have any authority to act for or to bind the other in any way.

     (B) FORCE MAJEURE. Neither Nouveau nor the Distributor shall be liable to the other for any failure to perform any obligation under this Agreement due to any cause beyond such party's reasonable control and of a nature which such party does not have the authority or power to remedy, including without limitation acts of God, acts of the opposite party, acts of civil or military authority (including government, priorities). Strikes or other labor disturbances, fire, flood, epidemic, war, riot, delay in transportation or unavailability of materials or supplies from ordinary sources. In the event of such an occurrence, the party claiming relief therefor shall give prompt written notice thereof to the other party and the relevant time for the performance of such claiming party's obligation shall be extended by the time of the delay attributable to such occurrence.

     (C) WAIVER. The failure of either party to insist upon strict performance of any of the terms of this Agreement, or the waiver by either party of any breach of any term of this Agreement, shall not prevent any subsequent strict enforcement of such terms nor be deemed a waiver of any subsequent breach, whether or not similar in nature.

     (D) LIMITATION OF LIABILITY. In no event shall any party hereto be liable to the others(s) for any loss of profits, special or consequential damages arising out of any breach of such party's obligations under this Agreement.

     (E) NOTICE. All notices, requests, demands and other communications given pursuant to or in respect of this Agreement shall be in writing and it shall be deemed to have been duly given if delivered, sent by telefax (or similar transmission means) or mailed by certified or registered mail, return receipt requested, postage prepaid, to a party at the following address or to such other address as such party may specify in a notice given hereafter to the other.

         IF TO NOUVEAU INTERNATIONAL:                       IF TO DISTRIBUTOR:
         Nouveau International, Inc.
              212 Phillips Road
      Exton, Pennsylvania 19341, U.S.A.
            Fax No: 1-610-524-9535

     (F) GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, U.S.A. without regard to its principles or conflicts of law.

     (G) NO ASSIGNMENT. The Distributor may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of Nouveau, which consent may be unreasonable withheld.

     (H) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (I) COUNTERPARTS. This Agreement may be executed in counterparts, each of which will constitute an original and taken together shall constitute one in the same instrument.

     (J) SEVERABILITY. In the event that any provision or part thereof in this Agreement is held invalid or unenforceable by a court or other tribunal of competent jurisdiction then the same shall be deemed severed and separate from the other provisions of this Agreement which shall remain in full force and effect. To the extent enforcement is so limited, then the provision or provisions so affected shall be deemed to have been modified to reflect the limitation on enforcement.

     (K) ARBITRATION. Any dispute arising under the Agreement or with respect to the interpretation of any provision hereof shall be determined finally by arbitration. If the arbitration is requested by Nouveau International or Nouveau Foods the arbitration shall be held in Geneva Switzerland and conducted in accordance with the rules of the International Rules of Arbitration. If the arbitration is requested by the Distributor, the arbitration shall be held in Philadelphia, Pennsylvania and conducted in accordance with the rules of the American Arbitration Association applicable to commercial arbitration.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date first above written.

THE SIGNING

                                            NOUVEAU INTERNATIONAL, INCORPORATED

                                                      Distributor c/c:

                                                                       EXHIBIT 1

                              MACHINE DESCRIPTIONS

                                                                       EXHIBIT 2

                               FOOD DESCRIPTIONS

                                                                       EXHIBIT 3

                                 THE TERRITORY

                                                                       EXHIBIT 4

                              WARRANTIES & MANUALS

                                                                       EXHIBIT 5

                             PACKAGING DESCRIPTION

5.1 SERIES 200 ROBOTIC VENDING MACHINES

     DESCRIPTION: The 200 Series Machines will be packaged one (1) per pallet and will be fastened to the pallet with high strength plastic banding straps. The pallets will be constructed of wooden material with a size of 48 inches by 36 inches.

     The machines will have heavy C-flute cardboard protective corners around the machine which will be placed between the machine and the straps. Once strapped, the machines are fastened to the pallet, a heavy cardboard protective cover will be slipped over the entire machine and fastened with additional plastic bands. The cardboard is constructed with a water resistant coating. All movable components inside the machine are taped and braced with foam padding to prevent movement.

5.2 SERIES 100 MODELS VENDING MACHINES

     DESCRIPTION: The 100 Series Machines will be packaged two (2) per pallet and will be fastened to the pallet with six (6) plastic band/straps. The pallets will be constructed of wood slats and be 48 inches X 36 inches. The banded machines will be over packed with cardboard boxes for complete coverage protection and banded with two (2) criss cross bands. The cardboard box has been coated to resist water damage.

5.3 SERIES 80 MODELS VENDING MACHINES

     DESCRIPTION: The 80 Series Machines are packaged four (4) machines per 48 inch X 36 inch pallet and banded onto the pallet using plastic straps. Under each plastic strap is a cardboard RUB shield as well as on the inner and outer corners of the machines. Once banded onto the pallet, the machines are completely covered with a water resistant cardboard box/sleeve which is then over banded to the pallet.

     All moveable components with in the machine itself are packaged in removable foam supports.

     ALL MACHINES: Each machine is packaged with service and operation manuals plus one warranty card.

5.4 PIZZA CHEF(R) PIZZAS (ALL TYPES)

     DESCRIPTION: Pizzas are packaged in Nouveau's patented storage and cooking box which is 7 inches (177.8 mm) in diameter weighing from 7.5 to 8 ounces (212 to 226.4 gm). The package is sealed with a tamper proof heat shrink seal which is tamper evident. Forty-Eight (48) individual package pizzas are placed into an overpack case (master box) which is constructed of water resistant cardboard. Each overpack case is sealed with water resistant plastic tape. Cases are shipped fifty (50) cases per pallet, the pallet being of wood construction of 48 inches wide X 36 inches square. The fifty (50) cases are held onto the pallet by plastic straps after which the entire fifty (50) cases are overwrapped with shrink wrap weather proof plastic sheeting.

5.5 SANDWICH CHEF, "LIL BITE SANDWICHES" (ALL TYPES).

     DESCRIPTION:Lil Bite Sandwiches are packaged in Nouveau's patented storage and cooking box which is 7 inches (177.8 mm) and weighing from 193 to 221 gms). The package is sealed with a tamper proof heat shrink seal which is tamper evident. Twenty-Four (24) individual packages containing three (3) Lil Bite Sandwiches each are placed into an overpack case (master box) which is constructed of a water resistant cardboard. Each overpack case is sealed with water resistant plastic tape cases are shipped fifty (50) cases per pallet, the pallets being made of wood construction of 48 inches wide X 36 inches deep (1,219 X 914 mm) square. The fifty (50) case pallet is banded (strapped) into place using strand reinforced plastic banding after which the entire fifty (50) case pallet is overwrapped with shrink wrap weather proof plastic sheeting.

                                                                       EXHIBIT 6

                                  SALES TERMS

SELLER: NOUVEAU INTERNATIONAL, INC. FOR VENDING MACHINES AND COMPONENTS &
        NOUVEAU INTERNATIONAL, INC. FOODS DIVISION FOR FOOD PRODUCTS

1. PLACE OF DELIVERY.

     The goods will be delivered to the place where the Distributor will designate from time to time.

2. PRICE, PAYMENT AND TIMING.

     The goods will be sold at Nouveau's prices, f.o.b. Nouveau's plants located at Exton or Downingtown, Pennsylvania, U.S.A. as per Exhibit 9 attached hereto, unless otherwise agreed in writing. Nouveau shall provide the party designated by the Distributor access to the Machines for delivery within twenty-four (24) days after it receives each order therefor from the Distributor, and shall provide the party designated by the Distributor access to the Pizzas for delivery within seven (7) days after it receives each order therefor from the Distributor.

     All orders will be accompanied with a twenty-five percent (25%) deposit.

3. BUYERS OUTSIDE THE UNITED STATES.

     The provisions of this Section apply if the Distributor is located outside the United States of America. Shipments will be made only against irrevocable letters of credit (drawn on or confirmed by a US. bank acceptable to Seller) delivered to Seller upon Seller's confirmation of accepting purchase order(s), unless otherwise agreed to by the parties.

     (A) All payments hereunder will be made to Nouveau in US. dollars at such bank in the US. as Nouveau may designate from time to time. The Distributor will be solely responsible to obtain any exchange control license or other government permission required to permit it to make the payments called for hereunder when due.

     (B) Except as provided below in this Section, any withholding tax which may be levied by foreign governments on the amounts payable under these Sales Terms will be borne by the Distributor. Any direct or indirect sales tax levied in the Territory on or in respect of any amounts payable to Nouveau pursuant hereto will be borne by the Distributor and shall be remitted by the Distributor to the applicable government authority; it is understood that all amounts payable to Nouveau pursuant hereto shall be paid by the distributor in such amount without any deduction of any tax or charge other than withholding taxes otherwise permitted by this Section.

4. RIGHT OF INSPECTION.

     The Distributor will have the right to inspect the goods at Nouveau's plant before shipment. Inspection of the goods by the Distributor will not release Nouveau from being responsible for the warranty hereunder or affect or modify the Distributor's right to reject the shipments as provided herein.

5. ALLOCATION OF RISKS OF LOSS.

     Nouveau will bear no risk or loss of or damage to the goods during any transportation or shipment outside of Nouveau's dock side Exton, PA., facility as all goods are sold to the Distributor exclusive of freight an insurance which is for the account of the Distributor. The Distributor will bear the risk of loss or damage to the goods once they have left Nouveau's property.

6.   REJECTION OF NON-CONFORMING GOODS.

     If any goods fail to conform to their specifications or the requirement(s) of the Agreement, or are discovered to be defective for reasons other than shipping damage, abusive handling, vandalism or environmental contamination the Distributor is entitled to reject such goods. Nouveau must receive from the Distributor written notification of rejection of goods within ten (10) business days after the package of the goods is first opened and such tests are conducted by the Distributor or any of the Distributor's customers determining such conformity of the goods or whether any such defect exists. The notice must state the basis of the alleged nonconformity or defect and describe that specific portion of the shipment being rejected.

7.   PROCEDURE AS TO REJECTED GOODS.

     On receipt of a proper notification of rejection, Nouveau will immediately arrange for the return shipment of the goods at Nouveau's expense. However, within three (3) days of receipt of such notification, Nouveau may have an agent inspect the goods for nonconformity; otherwise, the inspection will be made on return to Nouveau's plant. When the goods are confirmed by Nouveau as non-conforming or defective, Nouveau will at its expense ship replacement conforming goods (i) within ten (10) days in the case of vending machines and
(ii) immediately in the case of food products.

8.   WARRANTIES.

     Nouveau warrants that the goods consisting of machines, components or parts have been manufactured free from defects in material and workmanship. This warranty is effective for the periods from the date of purchase specified as per
Exhibit 4 (Warranties & Manuals).

     Nouveau warrants that the goods consisting of foodstuffs are suitable for consumption, subject to proper storage after delivery and consumption before any expiration date stated on the package. The Pizza Chef(R) Pizzas are frozen food products which must be kept frozen at all times.

     Nouveau will have no responsibility to the Distributor for any loss or damage resulting from alteration, abuse, misuse or improper installation of the goods beyond the control of Nouveau.

     Subject to the provisions of the Agreement and these Sales Terms, NOUVEAU'S LIABILITY AND THE DISTRIBUTOR'S SOLE AND EXCLUSIVE REMEDY IS LIMITED TO REPLACEMENT OR REPAIR OF DEFECTIVE GOODS. The Distributor must furnish Nouveau with a written description of the claimed non-conforming or defect within fifteen (15) days of its discovery. Nouveau will have the option to remedy the defect either at the Distributor's facility or at a repair location specified by Nouveau or have the Distributor remedy the defect. If Nouveau elects to remedy it at a repair location specified by Nouveau, it will issue a Return Goods Authorization number ("RGA") to the Distributor. No allegedly defective goods will be accepted at Nouveau's repair location without a RGA number. The distributor shall return, only those goods claimed to be defective during the warranty period. All goods repaired or replaced under this warranty will be warranted for the remainder of the original warranty period or ninety (90) days, which ever is longer. Nouveau will at its expense make reasonable efforts promptly to repair or replace all goods which are claimed to be defective or not suitable for consumption in accordance with the foregoing procedures. EXCEPT AS SET FORTH IN THE AGREEMENT OR THESE SALES TERMS THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED AND THE IMPLIED WARRANTIES OF MERCHANT ABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED AND EXCLUDED FROM THESE SALES TERMS. IN NO EVENT SHALL NOUVEAU BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES ARISING OUT OF ANY BREACH OF WARRANTY.

9.   PATENTS: TRADEMARKS.

     Nouveau will defend any suit or proceeding brought against the Distributor and/or any of its customers to the extent that it is based on a claim that (i) the Distributor's and/or any of its customers' use of any goods furnished pursuant hereto constitutes an infringement of any United States patent or patent in the Territory, or (ii) the Distributor and/or any of its customer's use of the Trademarks constitutes an infringement of any of United States trademark or trademark in the Territory, if Nouveau is notified promptly in writing after the Distributor becomes aware thereof and given authority, information and assistance, at Nouveau's expense, for the defense of same, and Nouveau will pay all damages and costs awarded therein against the Distributor and/or any of its customers.

     If Nouveau receives notice that any such goods infringe such a patent or any such use infringes such a trademark, the distributor will, if Nouveau requests, immediately cease using such goods and Nouveau will have the obligation provided in the next sentence (as the case may be) as if a final determination of infringement had then been made. In the event of a determination of such patent infringement by final order of a court of competent jurisdiction, Nouveau will, at its expense, within a reasonable time:

     (A) procure for the Distributor and its customers the right to continue to use such goods or replace the same with a non-infringing product;

     (B) modify such goods so that they become non-fringing; or

     (C) remove such goods and refund to the Distributor the purchase price and transportation cost thereof therefore paid.

     In the event of a determination of such trademark infringement by final order of a court of competent jurisdiction, Nouveau will, at its expense, within a reasonable time:

     (A) procure for the distributor and its customers the right to continue to use such Trademarks; or

     (B) remove such infringing goods and refund to the Distributor the purchase price and transportation cost thereof therefore paid.

     Nouveau will have no responsibility to pay any sums in connection with any settlement of any such claims not made with its written consent. The foregoing will not apply to, and Nouveau will have no responsibility respecting, any claim of infringement by reason of the use of the goods for a purpose other than for which Nouveau manufactured and furnished the same pursuant hereto. THE FOREGOING STATES NOUVEAU'S ENTIRE LIABILITY AND CONSTITUTES THE DISTRIBUTOR'S EXCLUSIVE REMEDIES AGAINST NOUVEAU FOR PATENT INFRINGEMENT. EXCEPT AS EXPRESSLY PROVIDED HEREIN, IN NO EVENT WILL NOUVEAU BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY THE DISTRIBUTOR.

10. FORCE MAJEURE

     Should force majeure circumstances (including but not limited to fires, floods, earthquakes, strikes or labor disturbances, unavailability of supplies or materials from ordinary sources, delays in transportation beyond reasonable control, military actions or governmental actions) occur which prevent the fulfillment of the obligations of any party hereunder, the time stipulated for the fulfillment of such obligations will be extended for a period equal to that during which the circumstances of the force majeure shall last. Such obligations will fulfilled promptly after the force majeure circumstances have ceased.

11. GOVERNING LAW

     This Agreement will be construed under and in accordance with and all questions or disputes arising hereunder (including but not limited to the validity of this Sales Terms) will be resolved in accordance with the laws of the Commonwealth of Pennsylvania, U.S.A.

                                                                       EXHIBIT 7

                                SALES LITERATURE

                                                                       EXHIBIT 8

                                MINIMUM PURCHASE

                                                                       EXHIBIT 9

                              DISTRIBUTOR FORECAST

                                                                      EXHIBIT 10

                                     PRICES

                                                                      EXHIBIT 11

                                  GENERIC ILOC

                          IRREVOCABLE LETTER OF CREDIT

                                        8